COMMAND CENTER, INC.
2008 STOCK INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE 1	PURPOSE	1
1.1	GENERAL	1
ARTICLE 2	EFFECTIVE and EXPIRATION DATE	1
2.2	EFFECTIVE DATE	1
2.2	EXPIRATION DATE	1
ARTICLE 3	DEFINITIONS AND CONSTRUCTION	1
3.1	DEFINITIONS	1
ARTICLE 4	ADMINISTRATION	5
4.1	COMMITTEE	5
4.2	ACTION BY THE COMMITTEE	5
4.3	AUTHORITY OF COMMITTEE	5
4.4	DECISIONS BINDING	6
ARTICLE 5	SHARES SUBJECT TO THE PLAN	6
5.1	NUMBER OF SHARES	6
5.2	LAPSED OR ASSUMED AWARDS	6
5.3	STOCK DISTRIBUTED	6
ARTICLE 6	ELIGIBILITY AND PARTICIPATION	7
6.1	ELIGIBILITY.	7
6.2	ACTUAL PARTICIPATION	7
ARTICLE 7	STOCK OPTIONS	7
7.1	GENERAL	7
7.2	INCENTIVE STOCK OPTIONS	8
7.3	NON-QUALIFIED STOCK OPTIONS	9
ARTICLE 8	PERFORMANCE SHARES	9
8.1	GRANT OF PERFORMANCE SHARES	9
8.2	RIGHT TO PAYMENT	9
8.3	OTHER TERMS	9
ARTICLE 9	RESTRICTED STOCK AWARDS	10
9.1	GRANT OF RESTRICTED STOCK	10
9.2	ISSUANCE AND RESTRICTIONS	10
9.3	FORFEITURE	10
9.4	CERTIFICATES FOR RESTRICTED STOCK	10
ARTICLE 10	PROVISIONS APPLICABLE TO AWARDS	10
10.1	STAND-ALONE AND TANDEM AWARDS	10
10.2	EXCHANGE PROVISIONS	11
10.3	TERM OF AWARD	11
10.4	FORM OF PAYMENT FOR AWARDS	11
10.5	LIMITS ON TRANSFER	11
10.6	BENEFICIARIES	11
10.7	STOCK CERTIFICATES	11
10.8	ACCELERATION UPON A CHANGE OF CONTROL	12
ARTICLE 11	CHANGES IN CAPITAL STRUCTURE	12
11.1	SHARES AVAILABLE FOR GRANT	12
11.2	OUTSTANDING AWARDS - INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION	12
11.3	OUTSTANDING AWARDS - CERTAIN MERGERS	12
11.4	OUTSTANDING AWARDS - OTHER CHANGES	12
11.5	NO OTHER RIGHTS	12
ARTICLE 12	AMENDMENT, MODIFICATION, AND TERMINATION	13
12.1	AMENDMENT, MODIFICATION, AND TERMINATION	13
12.2	AWARDS PREVIOUSLY GRANTED	13

ARTICLE 13	GENERAL PROVISIONS	13
13.1	NO RIGHTS TO AWARDS	13
13.2	NO SHAREHOLDERS RIGHTS	13
13.3	WITHHOLDING	13
13.4	NO RIGHT TO EMPLOYMENT OR SERVICES	13
13.5	UNFUNDED STATUS OF AWARDS	14
13.6	INDEMNIFICATION	14
13.7	RELATIONSHIP TO OTHER BENEFITS	14
13.8	EXPENSES	14
13.9	TITLES AND HEADINGS	14
13.10	FRACTIONAL SHARES	14
13.11	SECURITIES LAW COMPLIANCE	14
13.12	GOVERNMENT AND OTHER REGULATIONS	14
13.13	GOVERNING LAW	15
13.14	DISPUTE RESOLUTION	15

ARTICLE 1
PURPOSE

1.1 GENERAL. The purpose of the Command Center, Inc. 2008 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Command Center, Inc., a Washington corporation (the “Company”) by linking the personal interests of the members of the Board, employees, officers, executives, advisors, consultants, independent contractors (and employees and agents thereof), and other persons who provide Services to the Company or a Subsidiary, to those of Company shareholders and by providing such persons with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of such persons upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2
EFFECTIVE AND EXPIRATION DATE

2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Company’s shareholders (the “Effective Date”). The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws.

2.2 EXPIRATION DATE. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the seventh anniversary of the Effective Date. Any Awards that are outstanding on the seventh anniversary of the Effective Date will remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

3.1 DEFINITIONS. The following words and phrases will have the following meanings:

(a) “AWARD” means any Option, Restricted Stock Award, or Performance Share Award granted to a Participant pursuant to the Plan.

(b) “AWARD AGREEMENT” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “BOARD” means the Board of Directors of the Company.

(d) “CAUSE” means (except as otherwise provided in an Award Agreement) that the Committee, in its reasonable and good faith discretion, has determined that the Participant has: (i) willfully engaged in conduct involving dishonesty, fraud, theft, or embezzlement; (ii) within a reasonable period of time after written notice and demand for substantial performance is delivered to the Participant by the Company, has repeatedly failed or refused to follow reasonable policies or directives established by the Company; (iii) within a reasonable period of time after written notice and demand for substantial performance is delivered to the Participant by the Company, has willfully and persistently failed to attend to his, her, or its material duties or obligations with the Company (other than any such failure as a result of the Participant’s Disability); (iv) has willfully performed an act, or willfully failed to act, where such act or failure to act is demonstrably and materially injurious to the Company, monetarily or otherwise; (v) has engaged in misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Board, the Participant’s credibility and reputation no longer conform to the standard of the Company’s employees, directors, advisors, independent contractors, and other persons providing Services to the Company or a Subsidiary; or (vi) has misrepresented or concealed a material fact for purposes of securing employment with the Company; provided, however, that to the extent any Participant has an employment, consulting, or other agreement with the Company which provides a broader definition of “cause” than this definition, then the definition of “cause” set forth in the employment, consulting, or other agreement will apply with respect to that particular Participant. No act or failure to act on the part of a Participant will be deemed “willful” unless the Committee reasonably determines that the act was done or omitted to be done by the Participant not in good faith and without a reasonable belief that the Participant’s action or omission was in the best interest of the Company.

(e) “CHANGE OF CONTROL” means and includes each of the following:

(1) Any transaction or series of transactions, whereby any person (as that term is used in Section 13 and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total value or combined voting power of the Company’s then outstanding securities; provided, that for purposes of this paragraph, the term “person” will exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, (B) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership in the Company, and (C) any venture capital firm or other investor in securities of the Company that first purchases any such securities within the thirty (30) day period following the Effective Date;

(2) Any merger, consolidation, other corporate reorganization or liquidation of the Company in which the Company is not the continuing or surviving corporation or entity or pursuant to which shares of Stock would be converted into cash, securities, or other property, other than (A) a merger or consolidation with a wholly owned Subsidiary, (B) a reincorporation of the Company in a different jurisdiction, or (C) any other transaction in which there is no substantial change in the shareholders of the Company;

(3) Any merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation, or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation, or other reorganization;

(4) The sale, transfer, or other disposition of all or substantially all of the assets of the Company in one transaction or a series of transactions;

(5) Any one person, or more than one person acting as a group, acquires or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act) directly or indirectly, during any twelve (12) month period beginning on the first anniversary of the Effective Date, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or forty percent (40%) or more of the total gross market value of the assets of the Company; provided, that for purposes of this paragraph, the term “person” will exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, (B) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership in the Company, and (C) any venture capital firm or other investor in securities of the Company that first purchases any such securities within the thirty (30) day period following the Effective Date; or

(6) A change or series of related or unrelated changes in the composition of the Board, during any twelve (12) month period beginning on the first anniversary of the Effective Date, as a result of which fewer than a majority of the incumbent directors are directors who either (A) had been directors of the Company on the later of such first anniversary of the Effective Date or the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “Original Directors”), or (B) were elected, or nominated for election, to the Board with the affirmative votes of a least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

Notwithstanding the foregoing, the following transactions will not constitute a “Change of Control”: (1) the closing of the Corporation’s first public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”); or (2) any transaction the sole purpose of which is to change the state of incorporation of the Company or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(f) “CODE” means the Internal Revenue Code of 1986, as amended.

(g) “COMMITTEE” means the committee of the Board described in Article 4 of this Plan.

(h) “DISABILITY” means:

(1) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for at least 12 months;

(2) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for at least 12 months, receiving income replacement benefits for a period of at least three months under an employer sponsored disability plan; or

(3) the Participant may also be deemed disabled if determined to be totally disabled by the Social Security Administration.

The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

(i) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

(j) “FAIR MARKET VALUE” of one share of Stock on any relevant date will be determined in accordance with the following provisions:

(1) If the Stock at the time is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, then the Fair Market Value will be determined by the reasonable application of a reasonable valuation method that is consistently applied in accordance with Section 409A of the Code and applicable regulations issued thereunder.

(2) If the Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value will be the closing selling price per share of Stock on the date in question as reported on the stock exchange or trading market determined by the Committee to be the primary market for the Stock, or as otherwise required by Section 409A of the Code and applicable regulations issued thereunder. If there is no reported sale of Stock on such exchange or trading market on the date in question, then the Fair Market Value will be the closing selling price on the exchange or trading market on the last preceding date for which such quotation exists or as otherwise required by Section 409A of the Code and applicable regulations issued thereunder.

(3) If the Stock is not at the time listed or admitted to trading on any stock exchange or the Nasdaq Stock Market, but is traded in over-the-counter market, the Fair Market Value will be the closing selling price (or, if such information is not available, the average of the highest bid and lowest asked prices) per share of Stock on the date in question in the over-the-counter market, or as otherwise required by Section 409A of the Code and applicable regulations issued thereunder. If there is no reported closing selling price (or bid and asked prices) for the Stock on the date in question, the Fair Market Value will be the closing selling price (or the average of the highest bid price and lowest asked price) on the last preceding date for which such quotations exist, or as otherwise required by Section 409A of the Code and applicable regulations issued thereunder.

(4) Fair Market Value will be determined based upon the class or series of Stock with the highest value on any relevant date.

(k) “INCENTIVE STOCK OPTION” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(l) “NON-QUALIFIED STOCK OPTION” means an Option that is not intended to be an Incentive Stock Option.

(m) “OPTION” means a right granted to a Participant pursuant to Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(n) “PARTICIPANT” means a person who, as a member of the Board, employee, officer, advisor, consultant, executive, independent contractor (or any employee or agent thereof), or other persons who provide Services to the Company or any Subsidiary, has been granted an Award pursuant to the Plan.

(o) “PERFORMANCE SHARE” means a right granted to a Participant pursuant to Article 8, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(p) “PERSON” means any individual or legal entity.

(q) “PLAN” means this Command Center, Inc. 2008 Stock Incentive Plan, as it may be amended from time to time.

(r) “RESTRICTED STOCK AWARD” means Stock granted to a Participant pursuant to Article 9 that is subject to certain restrictions and to risk of forfeiture.

(s) Unless it is evidenced otherwise set forth in an Award Agreement, a Participant is deemed to be providing “SERVICE(S)” to the Company so long as such Participant renders continuous services on a periodic basis to the Company or to any parent or Subsidiary of the Company in the capacity of an employee, director, officer, executive, advisor, consultant, independent contractor (or any employee or agent thereof), or such other capacity as approved by the Committee.  In the sole and absolute discretion of the Plan Administrator, an award holder will be considered to be rendering continuous Service to the Company even if the type of services change, e.g., from employee to independent contractor.  A Participant will be considered to be an employee for so long as such Participant remains in the employ of the Company or any parent or Subsidiary of the Company.

(t) “STOCK” means shares of the common stock of the Company, which will be either (a) traded on any stock exchange, or (b) the class of the Company’s common stock with the greatest aggregate stock issued and outstanding as of the date of the grant or common stock with substantially similar rights to the stock of such class.  If the Company’s common stock is not traded on a stock exchange and the Company has more than one class of common stock, Stock will be the common stock referenced in clause (b) above. Subject to the foregoing limitations, Stock will also include such other securities of the Company that may be substituted for Stock pursuant to Article 11 of the Plan.

(u) “SUBSIDIARY” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 4
ADMINISTRATION

4.1 COMMITTEE. The Plan will be administered by the Board or a committee of the Board. Reference in this Plan to the Committee will refer to the Board if the Board does not appoint a Committee to administer the Plan.

4.2 ACTION BY THE COMMITTEE. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting of the Committee, will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority, and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee, in its sole and absolute discretion, determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as the Committee may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement, and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties, including all Participants.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment provided in Article 11, the aggregate number of shares of Stock reserved and available for the exercise of options pursuant to the Plan will be 6,400,000 shares of the Company’s common stock.

5.2 LAPSED OR ASSUMED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of stock tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any Award will again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary will not be counted against shares of Stock available for grant pursuant to this Plan.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock, or Stock purchased on the open market.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

6.1 ELIGIBILITY.

(a) GENERAL. Persons eligible to participate in this Plan include all members of the Board, employees, officers, advisors, executives, consultants, independent contractors (and employees and agents thereof), and other persons who provide Services to the Company or a Subsidiary, as determined by the Committee.

(b) FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions will increase the share limitations contained in Section 5.1 of the Plan.

6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards will be granted and will determine the nature and amount of each Award. No individual will have any right to be granted an Award pursuant to this Plan.

ARTICLE 7
STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock pursuant to an Option will be determined by the Committee and set forth in the Award Agreement; provided, however, that the exercise price for any Option will not be less than the Fair Market Value as of the date of grant (or 110% of the Fair Market Value if the Award is granted to a shareholder who, on the date of grant, owns or is deemed to own more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or Subsidiary of the Company).

(b) TIME AND CONDITIONS OF EXERCISE. The Committee will determine the time or times at which an Option may be exercised in whole or in part; provided, however, (i) that the term of any Option granted under the Plan will not exceed ten years (or five years for an Incentive Stock Option granted to a shareholder who, at the time the Option is granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or Subsidiary of the Company), and (ii) provided that in the case of a Non-Qualified Stock Option, such Option will be exercisable for one year after the date of the Participant’s death. The Committee will also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) EVIDENCE OF GRANT. All Options will be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement will include such additional provisions as may be specified by the Committee. To the extent that any Award Agreement conflicts with the terms of this Plan, the terms of this Plan shall control.

7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options will be granted only to employees of the Company and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.2:

(a) EXERCISE PRICE. The exercise price per share of Stock will be set by the Committee, provided, that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) LAPSE OF OPTION. An Incentive Stock Option will lapse pursuant to the following circumstances.

(1) The Incentive Stock Option will lapse ten years from the date of the grant, unless an earlier time is set in the Award Agreement.

(2) The Incentive Stock Option will lapse (A) within three months after any Participant ceases to provide Services to the Company or any parent or Subsidiary of the Company, but in no event after the stated expiration date of the Incentive Stock Option; provided, that if the Participant is discharged for Cause or commits acts detrimental to the Company’s interests, as determined by the Committee, in its sole and absolute discretion, then the Committee may immediately void the Incentive Stock Option for all purposes.

(3) If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option will lapse, unless it is previously exercised, on the earlier of: (A) the scheduled termination date of the Options; or (B) 12 months after the date of the Participant’s termination of employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

(e) TEN PERCENT OWNERS. An Incentive Stock Option will be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the seventh anniversary of the Effective Date.

(g) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

7.3 NON-QUALIFIED STOCK OPTIONS. Non-Qualified Stock Options will be granted only to Participants, and the terms of any Non-Qualified Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.3:

(a) EXERCISE. In no event may any Non-Qualified Stock Option be exercisable for more than ten years from the date of its grant.

(b) LAPSE OF OPTION. Non-Qualified Stock Options will lapse pursuant to the following circumstances:

(1) The Non-Qualified Stock Option will lapse ten years from the date of grant, unless an earlier time is set in the Award Agreement; or

(2) The Non-Qualified Stock Option will lapse upon any Participant ceasing to provide Services to the Company or any parent or Subsidiary of the Company for any reason, unless otherwise provided in the Award Agreement.

(c) EXPIRATION OF NON-QUALIFIED STOCK OPTIONS. No Award of a Non-Qualified Stock Option may be made pursuant to this Plan after the seventh anniversary of the Effective Date.

(d) RIGHT TO EXERCISE. During a Participant’s lifetime, a Non-Qualified Stock Option may be exercised only by the Participant.

ARTICLE 8
PERFORMANCE SHARES

8.1 GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee will have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares will be evidenced by an Award Agreement.

8.2 RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee will establish at grant or thereafter. Subject to the terms of the Plan, the Committee will set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

8.3 OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in a written Performance Share Award Agreement. Unless otherwise provided in an Award Agreement, the Committee may, in its sole and absolute discretion, elect to immediately void any Performance Shares if a Participant ceases to provide Services to the Company or any parent or Subsidiary of the Company.

ARTICLE 9
RESTRICTED STOCK AWARDS

9.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock will be evidenced by a written Restricted Stock Award Agreement.

9.2 ISSUANCE AND RESTRICTIONS. Restricted Stock will be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

9.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, if a Participant ceases to provide Services to the Company or a Subsidiary during the applicable restriction period, Restricted Stock that is at that time subject to restrictions will be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock. Unless otherwise provided in an Award Agreement, Restricted Stock will be forfeited immediately if a Participant ceases to provide Services to the Company or a Subsidiary for Cause.

9.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee will determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS

10.1 STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 MODIFICATION. No Award granted under this Plan will be modified or otherwise extended, including, without limitation, any reduction in the applicable exercise price, any addition of a deferral feature, or any extension of the term of the Award, if such modification or extension would cause such Award not to be exempt under Section 409A of the Code; provided, however, that if any Award granted under the Plan, by its terms, would cause such Award not to be exempt under Section 409A of the Code, such Award will be deemed to be automatically modified without any further action of the Company, the Committee, or the Board to cause such Award to be exempt under Section 409A of the Code.

10.3 PAYMENT; NO DEFERRALS. Awards granted under the Plan may be settled through exercise by (i) cash payments, (ii) the delivery of Stock (valued at Fair Market Value), (iii) the cashless exercise of such Award, (iv) the granting of replacement Awards, (v) combinations thereof, as the Committee will determine, in its sole and absolute discretion, or (vi) any other method authorized by this Plan or otherwise approved by the Committee. The Committee will not permit or require the deferral of any Award payment, including, without limitation, the payment or crediting of interest or dividend equivalents and converting such credits to deferred stock unit equivalents. No Award granted under this Plan will contain any deferral feature.

10.4 NO DIVIDENDS; NO LIQUIDATION PREFERENCE. No Award granted under the Plan shall entitle the recipient to receive dividends or dividend equivalents with respect to all or a portion of the number of shares of Stock subject to such Award. Further, no Award granted under the Plan will entitle the recipient to any liquidation preference with respect to all or a portion of the number of shares of Stock subject to such Award.

10.5 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

10.6 TERM OF AWARD. The term of each Award will be for the period as determined by the Committee; provided, that in no event will the term of any Option exceed a period of ten years from the date of its grant.

10.7 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award will be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

10.8 BENEFICIARIES. Notwithstanding Section 10.7, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award will not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.9 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company will not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules, and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its sole in absolute discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

10.10 ACCELERATION UPON A CHANGE OF CONTROL. Unless otherwise provided in a Participant’s Award Agreement, if a Change of Control occurs, the Committee shall have the discretion to cause all outstanding Awards to become fully exercisable and all restrictions on outstanding Awards to lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

11.1 SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards, the number of shares of Stock subject to any Award, and any numeric limitation expressed in the Plan will be appropriately adjusted by the Committee.

11.2 OUTSTANDING AWARDS - INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee will proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

11.3 OUTSTANDING AWARDS - CERTAIN MERGERS. Subject to any required action by the shareholders of the Company, in the event that the Company will be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation will pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

11.4 OUTSTANDING AWARDS - OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

11.5 NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant will have any rights by reason of any subdivision or consolidation of shares of Stock of any class, the payment of any dividend, any increase or decrease in the number of shares of Stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of Stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 12
AMENDMENT, MODIFICATION, AND TERMINATION

12.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may, without action on the part of the Company’s shareholders, amend, change, make additions to, or suspend or terminate the Plan as it may, from time to time, deem necessary or appropriate and in the best interests of the Company; provided, that the Board may not, without the consent of the applicable award holders, take any action that disqualifies any option previously granted under the Plan for treatment as an Incentive Stock Option or which adversely affects or impairs the rights of the holder of any award outstanding under the Plan; and further provided, that, except as provided in Section 11.2, the Board may not, without the approval of the Company’s shareholders, (a) amend the Plan to increase the aggregate number of shares of Stock subject to the Plan, or (b) amend the Plan if shareholders approval is required either (i) to comply with Section 422 of the Code with respect to Incentive Stock Options, or (ii) for purposes of Section 162(m) of the Code.

12.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan will adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 13
GENERAL PROVISIONS

13.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person will have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

13.2 NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

13.3 WITHHOLDING. The Company or any Subsidiary will have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent, a Participant may elect to (a) have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (b) tender previously-owned shares of Stock to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.

13.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

13.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

13.6 INDEMNIFICATION. To the extent allowable pursuant to applicable law, each member of the Committee and of the Board will be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.7 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan will be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Subsidiary.

13.8 EXPENSES. The expenses of administering the Plan will be borne by the Company and its Subsidiaries.

13.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, will control.

13.10 FRACTIONAL SHARES. No fractional shares of Stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares, or whether such fractional shares will be eliminated by rounding up or down as appropriate.

13.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, such provision or action will be void to the extent permitted by law and voidable as deemed advisable by the Committee.

13.12 GOVERNMENT AND OTHER REGULATIONS. Notwithstanding any other provision of this Plan, the Company will have no liability to deliver any shares of Stock under the Plan or to make any Award under the Plan unless such Award would comply with all applicable laws (including, without limitation, the requirements of the Securities Act and Section 409A of the Code), and the applicable requirements of any securities exchange, the Nasdaq Stock Market, or any similar entity. To the extent that any Award under the Plan would cause such Award to be subject to Section 409A of the Code, then such Award automatically will be amended and modified, without any further action of the Company or the Committee, in order to make such delivery, distribution, or award not subject to Section 409A of the Code. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Nasdaq Stock Market, or similar entity.

13.13 GOVERNING LAW. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Washington.

13.14 DISPUTE RESOLUTION.

(a) General. All claims, disputes, and other matters in controversy (herein a “Dispute”) arising directly or indirectly out of or related to any Award granted under this Plan will be resolved exclusively according to the procedures set forth in this Section 13.14.

(b) Mediation. Any dispute that is not settled through mediation as provided in this Section 13.14 will be resolved by arbitration as provided below in Section 13.14(c). No party will commence such an arbitration proceeding unless such party will first give a written notice (a “Dispute Notice”) to the other party setting forth the nature of the dispute. The parties will attempt in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association (“AAA”) in effect on the date of the Dispute Notice. Either party may initiate mediation by notice of demand for mediation filed with the other party and the AAA not less than 10 days after the Dispute Notice is given. If the parties cannot agree on the selection of a mediator within 20 days after delivery of the Dispute Notice, the mediator will be selected by the AAA. If the dispute has not been resolved by mediation as provided above within 60 days after delivery of the Dispute Notice, then the dispute will be determined by arbitration in accordance with the provisions of Section 13.14(c) below.

(c) Arbitration. Any dispute that is not settled through mediation as provided above will be resolved by final and binding arbitration, which will take place in Spokane County, Washington and shall be conducted under the commercial arbitration rules (or other similar and applicable rules) of the AAA. The parties shall act in good faith to select a single arbitrator; provided that if the parties do not agree on an arbitrator, then the American Arbitration Association shall select the arbitrator. The decision of the arbitrator shall be final and binding, and not subject to appeal for any reason. The parties agree that the arbitrator shall award attorneys fees, costs, and all costs and fees of the American Arbitration Association to the prevailing party in the arbitration. The arbitration award or other orders can be confirmed and/or enforced through the Spokane County Superior Court. The arbitrator’s fees and any administrative fees and/or costs shall be divided equally between the parties.

THIS COMMAND CENTER, INC. 2008 STOCK INCENTIVE PLAN WAS APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY ON OCTOBER __, 2008, AND APPROVED BY THE SHAREHOLDERS AT THE ANNUAL SHAREHOLDERS MEETING HELD ON ___________, ____. THE EFFECTIVE DATE OF THIS PLAN IS ________________, 200_.